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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Registration Statement of Adaptec, Inc. on Form S-4 of our report on Cogent Data Technologies, Inc. dated May 19, 1996 for the year ended March 31, 1996, appearing in the Prospectus, which is part of this Registration Statement.

/s/  Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Seattle, Washington
July 1, 1996